Exhibit 99.1

FEDNAT ANNOUNCES CLOSING OF REGISTERED EXCHANGE OFFER FOR NOTES ISSUED IN CONNECTION WITH PRIOR PRIVATE PLACEMENT

Sunrise, Florida, March 5, 2020 – FedNat Holding Company (NASDAQ: FNHC) (“FedNat” or the “Company”), an insurance holding company, today announced the closing of its previously announced offer to exchange up to $100.0 million in aggregate principal amount of new 7.50% Senior Unsecured Notes due 2029 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of unregistered 7.50% Senior Unsecured Notes due 2029 (the “Old Notes”).

The exchange offer expired at 5:00 p.m., New York, New York time, on March 4, 2020, and settled on March 5, 2020, with all $100.0 million in aggregate principal amount of the Old Notes having been validly tendered in exchange for an equal amount of New Notes. All Old Notes tendered for exchange have been cancelled, leaving an aggregate of $100.0 million of New Notes outstanding.

This press release shall not constitute an offer to exchange nor a solicitation of an offer to exchange the Old Notes. A registration statement on Form S-4 related to the exchange offer was declared effective by the Securities and Exchange Commission on January 31, 2020. The exchange offer was made only by the prospectus dated January 31, 2020 and the related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

About FedNat

FedNat is a regional insurance holding company that controls substantially all aspects of the insurance underwriting, distribution and claims processes through our subsidiaries and contractual relationships with independent agents and general agents. The Company, through its wholly owned subsidiaries, is authorized to underwrite and/or place homeowners multi-peril, federal flood and other lines of insurance in Florida and other states. FedNat markets, distributes and services its own and third-party insurers’ products and other services through a network of independent and general agents. More information is available at www.fednat.com/investor-relations/.

Forward-Looking Statements / Safe Harbor Statements

Certain statements made by the Company or on its behalf may contain “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements.

These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Results may be materially affected by factors such as the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contacts

Michael H. Braun, CEO (954) 308-1322

Ronald Jordan, CFO (954) 308-1363

Bernard Kilkelly, Investor Relations (954) 308-1409,

or investorrelations@fednat.com.